Exhibit 10.05

TECHNICAL MODIFICATION

Dated as of February 24, 2023

to

AMENDED & RESTATED
CREDIT AGREEMENT

Dated as of March 8, 2019

THIS TECHNICAL MODIFICATION (this “Modification”) is made as of February 24, 2023 by and between Under Armour, Inc., a Maryland corporation (the “Company”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Amended and Restated Credit Agreement dated as of March 8, 2019 by and among the Company, the Foreign Subsidiary Borrowers from time to time party thereto (together with the Company, the “Borrowers”), the Lenders and the Administrative Agent (as amended on May 12, 2020, May 17, 2021 and December 3, 2021, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.
WHEREAS, pursuant to Section 9.02(f) of the Credit Agreement, the Administrative Agent may, with the consent of the Borrowers only, amend, modify or supplement the Credit Agreement to cure any ambiguity, omission, mistake, defect or inconsistency in the Credit Agreement;
WHEREAS, the definition of “Consolidated Total Indebtedness” set forth in the Credit Agreement excludes cash and Cash Equivalents maintained in the People’s Republic of China from the cash and Cash Equivalents that can be deducted (or “netted”) from the Indebtedness of the Company and its Subsidiaries pursuant to such definition; and
WHEREAS, pursuant to and in accordance with Section 9.02(f) of the Credit Agreement, the Company (which, as of the date of hereof, constitutes the only Borrower under the Credit Agreement) and the Administrative Agent have agreed to modify the Credit Agreement as set forth in Section 1 of this Modification in order to cure an ambiguity as to whether or not the Hong Kong Special Administrative Region of the People’s Republic of China is included in the People’s Republic of China for purposes of such definition.
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Modification to the Credit Agreement. The parties hereto agree that references to the People’s Republic of China set forth in the definition of “Consolidated Total Indebtedness” in the Credit Agreement shall be deemed to exclude the Hong Kong Special Administrative Region of the People’s Republic of China.

2.Conditions of Effectiveness. The effectiveness of this Modification (the “Modification Effective Date”) is subject to the satisfaction of the conditions precedent that the Administrative Agent shall have received:
(a)counterparts of this Modification duly executed by the Company and the Administrative Agent; and
(b)payment of the Administrative Agent’s and its affiliates’ fees and reasonable out-of-pocket expenses (including reasonable out-of-pocket fees and expenses of counsel for the Administrative Agent) in connection with this Modification and the other Loan Documents, and for which invoices have been presented at least one (1) Business Day prior to the Modification Effective Date.
3.Representations and Warranties of the Company. The Company hereby represents and warrants as follows:
(a)This Modification and the Credit Agreement as modified hereby constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, liquidation, reconstruction, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.
(b)As of the date hereof and after giving effect to the terms of this Modification, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrowers set forth in the Credit Agreement are true and correct in all material respects (or in all respects in the case of any representation or warranty qualified by materiality or Material Adverse Effect); provided that any such representation or warranty that by its express terms is made as of a specific date is true and correct in all material respects (or in all respects if such representation or warranty is qualified by materiality or Material Adverse Effect) as of such specific date.
4.Reference to and Effect on the Credit Agreement.
(a)Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as modified hereby.
(b)The Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
(c)Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Modification shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.
(d)It is the intent of the parties hereto that this Modification not, and this Modification shall not, constitute a novation of the obligations and liabilities of the parties under the Credit Agreement or be deemed to evidence or constitute full repayment of such obligations and liabilities, but that this Modification modify the Credit Agreement and that the Credit Agreement, as so modified, re-evidence the obligations and liabilities of the Borrowers outstanding thereunder, which shall be payable in accordance with the terms thereof.

(e)This Modification is a Loan Document.
5.Governing Law. This Modification shall be construed in accordance with and governed by the law of the State of New York.
6.Headings. Section headings in this Modification are included herein for convenience of reference only and shall not constitute a part of this Modification for any other purpose.
7.Counterparts. This Modification may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Modification and/or any document to be signed in connection with this Modification and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Modification has been duly executed as of the day and year first above written.

UNDER ARMOUR, INC.,
as a Borrower

By:	/s/ David Bergman
Name:	David Bergman
Title:	Chief Financial Officer

Signature Page to Technical Modification to
Amended and Restated Credit Agreement dated as of March 8, 2019
Under Armour, Inc.

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ James A. Knight
Name:	James A. Knight
Title:	Executive Director

Signature Page to Technical Modification to
Amended and Restated Credit Agreement dated as of March 8, 2019
Under Armour, Inc.